UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 11, 2001

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 14 pages.

ITEM 5.    OTHER EVENTS

     The purpose of this Current Report on Form 8-K is to file BB&T Corporation's Quarterly Performance Summary for the third quarter of 2001.

EXHIBIT INDEX

Exhibit 99.1 Quarterly Performance Summary issued October 11, 2001

October 11, 2001

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS                                                                                                                    MEDIA
Tom A. Nicholson                               Scott E. Reed                                                        Bob Denham
Senior Vice President                        Sr. Exec. Vice President                                       Senior Vice President
Investor Relations                             Chief Financial Officer                                         Public Relations
(336) 733-3058                                  (336) 733-3088                                                     (336) 733-1002

BB&T’s 3rd quarter earnings up 14.8%

        WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE:BBT) reported today third quarter 2001 earnings totaling $283.5 million, or $.62 per diluted share, excluding $61.5 million in after-tax nonrecurring items associated with the recently-completed merger with F&M National Corporation of Winchester, Va., and systems conversion costs related to other mergers. Diluted earnings per share, excluding nonrecurring items, increased 14.8% in the third quarter of 2001 compared to the prior year, while recurring net income increased 14.2% compared to third quarter 2000 results.

        BB&T’s third quarter 2001 results, excluding nonrecurring items, produced an annualized return on average assets of 1.62% compared to 1.58% in the third quarter of 2000. The annualized return on average shareholders’ equity generated by third quarter earnings, exclusive of nonrecurring items, was 19.05% in 2001 and 19.62% in 2000, while the return on average shareholders’ equity, excluding net unrealized gains or losses on securities available for sale, or realized equity, was 20.00% for the third quarter of 2001 and 18.80% for the third quarter last year.

        Cash basis operating results, which exclude the effects of intangible assets and the related amortization expenses, also reflected double-digit gains compared to 2000. Recurring cash basis earnings totaled $300.6 million for the third quarter of 2001, or $.65 per diluted share, increases of 14.1% and 12.1%, respectively, compared to prior year results. Cash basis earnings for the current quarter generated an annualized return on average tangible assets of 1.73% and an annualized return on average tangible shareholders’ equity of 23.57%.

        “I am pleased to announce solid third quarter results, especially in light of the current challenging economic environment,” said Chairman and Chief Executive Officer John A. Allison. “Our loan growth has slowed and our levels of nonperforming assets and credit losses have increased as a result of the economic slowdown. However, healthy growth of noninterest income and effective expense control have allowed us to achieve strong overall results.”

        For the nine months ended Sept. 30, BB&T's net income was $812.4 million, or $1.77 per diluted share, excluding after-tax nonrecurring items totaling $116.7 million. These earnings reflect increases of 14.7% and 14.2%, respectively, compared to 2000. Recurring earnings for the first nine months of 2001 and 2000 resulted in annualized returns on average assets of 1.59% in 2001 and 1.55% in 2000. The annualized return on average shareholders’ equity produced by recurring earnings was 19.11% in 2001 compared to 19.49% a year earlier, while the annualized return on average realized shareholders’ equity was 19.89% for the first nine months of 2001 compared to 18.26% in 2000.

        Including the nonrecurring items, net income for the third quarter of 2001 totaled $222.0 million, an increase of 206.3% compared to $72.5 million earned in the third quarter of 2000. On a diluted per share basis, net income for the quarter was $.48, an increase of 200.0% compared to $.16 earned in 2000. For the first nine months of 2001, net income was $695.7 million, an increase of 49.0% compared to $466.8 million earned during the first nine months of 2000. On a diluted per share basis, net income was $1.51 for the nine months ended Sept. 30, an increase of 48.0% compared to $1.02 earned in 2000. Results in 2000 were significantly affected by merger-related charges and losses from a restructuring of the securities portfolio.

Earnings Growth Led by 24.0% Increase in Noninterest Income

        BB&T continues to enjoy solid growth in noninterest income producing businesses. Excluding nonrecurring items, noninterest income totaled $336.3 million for the third quarter, reflecting an increase of 24.0% compared to the third quarter of 2000. This increase was driven by substantially higher mortgage banking income and continued growth in service charges on deposits, trust revenue and insurance commissions.

        BB&T’s mortgage loan production has more than doubled during 2001 compared to last year because of 2001's lower interest rate environment. Through Sept. 30, BB&T originated $7.1 billion in mortgage loans, generating a 105.6% increase in mortgage banking income in the third quarter of 2001 compared to the same period last year. An increase in deposit account and transaction volume fueled the growth in service charges on deposits, which totaled $88.4 million for the quarter, an increase of 16.3% compared to the third quarter of 2000. Trust income totaled $22.9 million for the third quarter, up 7.9% compared to 2000. Agency insurance commissions totaled $44.2 million for the third quarter, an increase of 14.0% compared to the third quarter of 2000. This growth resulted from higher property and casualty, group health and surety insurance commissions, as well as acquisitions of additional agencies. BB&T’s insurance agency network is the 10th largest insurance broker in the country according to Business Insurance magazine.

        Excluding purchase accounting transactions, noninterest income would have totaled $321.9 million in the third quarter, reflecting an increase of 18.7% compared to the same period in 2000.

Loan Growth Slows in Response to Economic Conditions

        Average loans and leases totaled $47.2 billion for the third quarter, reflecting an increase of 11.2% compared to the same period last year. Commercial loans and leases increased $2.9 billion, or 13.0%; consumer loans increased $511.9 million, or 4.8%; mortgage loans increased $1.2 billion, or 14.2%; and revolving credit increased $134.5 million, or 17.6%. Excluding the effects of loans acquired through purchase acquisitions and the effects of loan securitization programs, average total loans and leases would have increased 8.9% compared to the third quarter of 2000.

Nonperforming Assets and Credit Losses Increase – Still Favorable Compared to Peers

        As anticipated, BB&T’s nonperforming asset levels and credit losses increased in the third quarter. Nonperforming assets, as a percentage of total assets, increased to .45% compared to .31% at Sept. 30, 2000, and .43% at June 30, 2001. Net charge-offs amounted to .37% of average loans and leases for the third quarter of 2001 and .35% year to date. Excluding losses at BB&T’s specialized lending subsidiaries, net charge-offs for the third quarter and nine months of 2001 were .30% and .29%, respectively.

        Over the long term, BB&T’s net charge-off ratios and relative levels of nonperforming assets have been substantially better than industry averages, and current levels are approximately half that of the most recently published industry results.

        “We have maintained industry leading credit quality levels in good economic times and recessions,” said Allison. “By applying a lending strategy focused on clients in our local markets through our community bank approach and by lending to clients with whom we have broad financial relationships, we have successfully managed credit risk.”

Noninterest Expense Control Continues

        BB&T has consistently improved its productivity, partially by focusing on controlling expenses. Recurring noninterest expense for the third quarter of 2001 was $515.0 million, an increase of 11.1% compared to the third quarter of 2000. Excluding the effects of purchase accounting, noninterest expense would have totaled $491.6 million for the third quarter, an increase of 6.0% compared to the third quarter last year. BB&T’s efficiency ratio for the third quarter of 2001 was 51.4% compared to 52.2% for the same period in 2000. On a cash basis, the efficiency ratio was 49.6% for the third quarter, compared to a prior year ratio of 50.4%. Cost savings achieved in mergers have been one of the primary reasons that BB&T has been able to consistently improve its efficiencies.

Net Interest Income Increases 8.8%

        BB&T’s recurring net interest income on a fully taxable equivalent basis totaled $669.3 million for the third quarter, an increase of $54.1 million, or 8.8%, compared to the third quarter of 2000. The net interest margin was 4.19% for the third quarter, down from 4.22% in the comparable period last year, but higher than the second quarter’s margin, which was 4.16%. The yield earned on average loans during the third quarter was 8.24%, down 1.21% compared to the third quarter last year, while the rate paid for interest-bearing deposits averaged 3.96% for the third quarter, down .96% compared to 2000.

BB&T Continues to Integrate Past Acquisitions and Pursue Strategic Merger Partners

        On July 10, BB&T announced plans to acquire Community First Banking Company of Carrollton, Ga. (“CFBC”). CFBC has approximately $548.1 million in assets and operates nine banking offices in western Georgia. The acquisition, which is planned for completion in the fourth quarter, will expand BB&T’s presence in the metropolitan Atlanta area and give BB&T the seventh largest deposit market share in Georgia, a state BB&T entered only two years ago.

        On Aug. 9, BB&T completed its merger with F&M National Corporation of Winchester, Va. (“F&M”). With approximately $4.0 billion in assets, F&M operates 163 banking offices, 13 mortgage banking offices, three trust offices, and six insurance offices. The transaction expands BB&T’s presence along the Interstate 81 and Interstate 95 corridors in northern Virginia and the economically strong markets of Richmond and Washington, D.C. The merger propelled BB&T to fourth in terms of deposit market share in Virginia and fifth in Washington, D.C.

        On Aug. 29, BB&T announced plans to acquire The Southeastern Trust Company, a trust and asset management company with offices in Anderson, Charleston, Columbia and Greenville, S.C. This acquisition, which is scheduled for completion in the fourth quarter, will expand BB&T’s market position providing wealth management services to affluent individuals and institutional investors in South Carolina.

        BB&T Insurance Services, Inc. continued to grow through the acquisition of high-quality agencies during the quarter. First American Title Company of the Carolinas, LLC, of Charlotte, N.C., Lowery D. Finley and Company of Virginia Beach, Va., and Lofton and Company, Inc. of Savannah, Ga., were all acquired during the current quarter.

        On Oct. 9, BB&T announced plans to acquire Horizon Mortgage & Investment Company of Atlanta (“Horizon”). With a loan servicing portfolio of $480 million, the purchase of Horizon will enhance BB&T’s mortgage banking operations. The transaction is expected to be completed in the fourth quarter.

        During the quarter, BankFirst Corporation, FirstSpartan Financial Corp. and Virginia Capital Bancshares, Inc., were successfully converted to BB&T’s systems. During the first nine months of 2001, BB&T has successfully completed a total of six major systems conversions.

        At Sept. 30, BB&T had $70.3 billion in assets and operated 1,094 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Alabama and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on Oct. 10 was $33.20 per share.

        For additional information about BB&T’s financial performance, products and services, please visit our web site at www.BBandT.com.

        To hear a live webcast of BB&T’s third quarter earnings conference call at 10 a.m. today, please visit our web site at www.BBandT.com. Replays of the conference call will be available through our web site until 5 p.m. (EDT) Oct. 26.

#

        This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

        BB&T’s news releases are available at no charge through PR Newswire&s Company News On-Call facsimile service. For a menu of BB&T’s news releases or to retrieve a specific release call 800-758-5804, extension 809325.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/01	9/30/00	$	%

INCOME STATEMENT EXCLUDING NONRECURRING ITEMS
Interest income - taxable equivalent	$1,261,183	$1,289,138	$(27,955)	(2.2)%
Interest expense	591,839	673,864	(82,025)	(12.2)
Net interest income - taxable equivalent	669,344	615,274	54,070	8.8
Less: Taxable equivalent adjustment	45,572	29,177	16,395	56.2
Net interest income	623,772	586,097	37,675	6.4
Provision for loan & lease losses	45,500	26,514	18,986	71.6
Net interest income after provision for loan & lease losses	578,272	559,583	18,689	3.3
Noninterest income (3)	336,296	271,183	65,113	24.0
Noninterest expense (4)	515,033	463,549	51,484	11.1
Income before income taxes	399,535	367,217	32,318	8.8
Provision for income taxes	116,020	119,043	(3,023)	(2.5)
Income excluding nonrecurring items	283,515	248,174	35,341	14.2
Nonrecurring items, net of tax	61,549	175,700	(114,151)	NM
Net income	$221,966	$72,474	$149,492	206.3%

PER SHARE DATA EXCLUDING NONRECURRING ITEMS
Basic earnings	$.62	$.55	$.07	12.7%
Diluted earnings	.62	.54	.08	14.8
Weighted average shares - Basic	454,346,907	451,578,894
Diluted	460,387,879	456,725,224
Dividends paid on common shares	$.26	$.23	$.03	13.0%

PERFORMANCE RATIOS EXCLUDING NONRECURRING ITEMS
Return on average assets	1.62%	1.58%
Return on average equity	19.05	19.62
Return on average realized equity (5)	20.00	18.80
Net yield on earning assets (taxable equivalent)	4.19	4.22
Efficiency (taxable equivalent) (1)	51.4	52.2

CASH BASIS PERFORMANCE EXCLUDING NONRECURRING ITEMS (2)
Net Income	$300,643	$263,543	$37,100	14.1%
Diluted earnings per share	.65	.58	.07	12.1
Return on average tangible assets	1.73%	1.70%
Return on average tangible equity	23.57	24.36
Return on average realized tangible equity (5)	24.94	23.18
Efficiency ratio (taxable equivalent) (1)	49.6	50.4

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/01	9/30/00	$	%

INCOME STATEMENT
Interest income - taxable equivalent	$1,259,722	$1,289,138	$(29,416)	(2.3)%
Interest expense	591,839	673,864	(82,025)	(12.2)
Net interest income - taxable equivalent	667,883	615,274	52,609	8.6
Less: Taxable equivalent adjustment	45,572	29,177	16,395	56.2
Net interest income	622,311	586,097	36,214	6.2
Provision for loan & lease losses	68,500	40,714	27,786	68.2
Net interest income after provision for loan & lease losses	553,811	545,383	8,428	1.5
Noninterest income	335,685	90,772	244,913	269.8
Noninterest expense	582,234	536,084	46,150	8.6
Income before income taxes	307,262	100,071	207,191	207.0
Provision for income taxes	85,296	27,597	57,699	209.1
Net income	$221,966	$72,474	$149,492	206.3%

PER SHARE DATA
Basic earnings	$.49	$.16	$.33	206.3%
Diluted earnings	.48	.16	.32	200.0
Weighted average shares - Basic	454,346,907	451,578,894
Diluted	460,387,879	456,725,224
Dividends paid on common shares	$.26	$.23	$.03	13.0%

PERFORMANCE RATIOS
Return on average assets	1.27%	.46%
Return on average equity	14.92	5.73
Return on average realized equity (5)	15.66	5.49
Net yield on earning assets (taxable equivalent)	4.18	4.22
Efficiency (taxable equivalent) (1)	51.4	52.2

NOTES:		Applicable ratios are annualized.
	(1)	Excludes securities gains (losses), foreclosed property expense and nonrecurring items for all periods.
	(2)	Cash basis operating results exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital. Cash basis performance ratios exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balances of nonqualifying intangibles from assets and equity.
	(3)	Excluding purchase accounting transactions, noninterest income would have increased $50.7 million, or 18.7%, for the quarter compared to the same period in 2000.
	(4)	Excluding purchase accounting transactions, noninterest expense would have increased $28.0 million, or 6.0%, for the quarter compared to the same period in 2000.
	(5)	Excludes the impact on average shareholders' equity of unrealized gains (losses) that result from changes in market values of securities available for sale.
	NM -	not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/01	9/30/00	$	%

INCOME STATEMENT EXCLUDING NONRECURRING ITEMS
Interest income - taxable equivalent	$3,863,879	$3,681,096	$182,783	5.0%
Interest expense	1,911,569	1,861,321	50,248	2.7
Net interest income - taxable equivalent	1,952,310	1,819,775	132,535	7.3
Less: Taxable equivalent adjustment	147,927	79,695	68,232	85.6
Net interest income	1,804,383	1,740,080	64,303	3.7
Provision for loan & lease losses	122,968	79,779	43,189	54.1
Net interest income after provision for loan & lease losses	1,681,415	1,660,301	21,114	1.3
Noninterest income	975,808	790,673	185,135	23.4
Noninterest expense	1,509,460	1,397,886	111,574	8.0
Income before income taxes	1,147,763	1,053,088	94,675	9.0
Provision for income taxes	335,376	344,783	(9,407)	(2.7)
Income excluding nonrecurring items	812,387	708,305	104,082	14.7
Nonrecurring items, net of tax	116,692	241,539	(124,847)	NM
Net income	$695,695	$466,766	$228,929	49.0%

PER SHARE DATA EXCLUDING NONRECURRING ITEMS
Basic earnings	$1.79	$1.57	$.22	14.0%
Diluted earnings	1.77	1.55	.22	14.2
Weighted average shares - Basic	452,904,319	451,513,773
Diluted	459,235,651	456,679,270
Dividends paid on common shares	$.72	$.63	$.09	14.3%

PERFORMANCE RATIOS EXCLUDING NONRECURRING ITEMS
Return on average assets	1.59%	1.55%
Return on average equity	19.11	19.49
Return on average realized equity (3)	19.89	18.26
Net yield on earning assets (taxable equivalent)	4.17	4.26
Noninterest income as a percentage of
total income (taxable equivalent) (1)	33.1	30.3
Efficiency (taxable equivalent) (1)	51.7	53.4

CASH BASIS PERFORMANCE EXCLUDING NONRECURRING ITEMS (2)
Net Income	$864,639	$754,956	$109,683	14.5%
Diluted earnings per share	1.88	1.65	.23	13.9
Return on average tangible assets	1.72%	1.67%
Return on average tangible equity	23.84	24.40
Return on average realized tangible equity (3)	24.99	22.60
Efficiency ratio (taxable equivalent) (1)	49.8	51.6

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/01	9/30/00	$	%

INCOME STATEMENT
Interest income - taxable equivalent	$3,861,830	$3,681,096	$180,734	4.9%
Interest expense	1,911,569	1,861,321	50,248	2.7
Net interest income - taxable equivalent	1,950,261	1,819,775	130,486	7.2
Less: Taxable equivalent adjustment	147,927	79,695	68,232	85.6
Net interest income	1,802,334	1,740,080	62,254	3.6
Provision for loan & lease losses	159,318	99,229	60,089	60.6
Net interest income after provision for loan & lease losses	1,643,016	1,640,851	2,165.1
Noninterest income	1,014,395	569,171	445,224	78.2
Noninterest expense	1,684,708	1,526,931	157,777	10.3
Income before income taxes	972,703	683,091	289,612	42.4
Provision for income taxes	277,008	216,325	60,683	28.1
Net income	$695,695	$466,766	$228,929	49.0%

PER SHARE DATA
Basic earnings	$1.54	$1.03	$.51	49.5%
Diluted earnings	1.51	1.02	.49	48.0
Weighted average shares - Basic	452,904,319	451,513,773
Diluted	459,235,651	456,679,270
Dividends paid on common shares	$.72	$.63	$.09	14.3%

PERFORMANCE RATIOS
Return on average assets	1.36%	1.02%
Return on average equity	16.36	12.84
Return on average realized equity (3)	17.03	12.03
Net yield on earning assets (taxable equivalent)	4.16	4.26
Efficiency (taxable equivalent) (1)	51.7	53.4

NOTES:		Applicable ratios are annualized.
	(1)	Excludes securities gains (losses), foreclosed property expense and nonrecurring items for all periods.
	(2)	Cash basis operating results exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital. Cash basis performance ratios exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balances of nonqualifying intangibles from assets and equity.
	(3)	Excludes the impact on average shareholders' equity of unrealized gains (losses) that result from changes in market values of securities available for sale.
	NM -	not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands)	9/30/01	9/30/00	$	%

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$16,679,755	$14,527,160	$2,152,595	14.8%
Securities held to maturity	38,379	638,760	(600,381)	(94.0)
Trading securities	116,523	132,543	(16,020)	(12.1)
Total securities	16,834,657	15,298,463	1,536,194	10.0
Commercial loans & leases	25,532,901	22,499,933	3,032,968	13.5
Consumer loans	11,278,277	10,992,847	285,430	2.6
Revolving credit loans	908,868	813,094	95,774	11.8
Mortgage loans	9,429,390	8,598,210	831,180	9.7
Total loans & leases	47,149,436	42,904,084	4,245,352	9.9
Allowance for loan & lease losses	634,552	559,455	75,097	13.4
Other earning assets	370,912	457,997	(87,085)	(19.0)
Total earning assets	63,685,851	58,890,723	4,795,128	8.1
Total assets	70,309,046	63,808,683	6,500,363	10.2
Noninterest-bearing deposits	6,356,051	5,938,470	417,581	7.0
Savings & interest checking	3,094,104	3,560,987	(466,883)	(13.1)
Money rate savings	13,156,255	10,891,016	2,265,239	20.8
CD's and other time deposits	22,607,819	21,427,330	1,180,489	5.5
Total deposits	45,214,229	41,817,803	3,396,426	8.1
Short-term borrowed funds	5,923,442	7,022,471	(1,099,029)	(15.7)
Long-term debt	11,408,329	8,675,769	2,732,560	31.5
Total interest-bearing liabilities	56,189,949	51,577,573	4,612,376	8.9
Total shareholders' equity	$5,969,828	$4,959,479	$1,010,349	20.4

Average balances
Securities, at amortized cost	$15,767,824	$15,160,276	$607,548	4.0%
Commercial loans & leases	24,933,417	21,865,428	3,067,989	14.0
Consumer loans	11,127,578	10,516,242	611,336	5.8
Revolving credit loans	873,955	735,447	138,508	18.8
Mortgage loans	9,374,228	8,299,754	1,074,474	12.9
Total loans & leases	46,309,178	41,416,871	4,892,307	11.8
Other earning assets	460,558	457,240	3,318.7
Total earning assets	62,537,560	57,034,387	5,503,173	9.6
Total assets	68,231,868	61,106,903	7,124,965	11.7
Noninterest-bearing deposits	6,086,614	5,911,277	175,337	3.0
Savings & interest checking	3,422,254	4,004,166	(581,912)	(14.5)
Money rate savings	12,320,263	10,267,376	2,052,887	20.0
CD's and other time deposits	22,275,306	20,962,772	1,312,534	6.3
Total deposits	44,104,437	41,145,591	2,958,846	7.2
Short-term borrowed funds	6,226,380	6,966,872	(740,492)	(10.6)
Long-term debt	10,792,831	7,301,915	3,490,916	47.8
Total interest-bearing liabilities	55,037,034	49,503,101	5,533,933	11.2
Total shareholders' equity	$5,684,865	$4,854,273	$830,592	17.1%

	As of / For the Quarter Ended
(Dollars in thousands)	9/30/01	6/30/01	3/31/01	12/31/00	9/30/00

MISCELLANEOUS INFORMATION (1)
Unrealized appreciation (depreciation) on
securities available for sale, net of tax	$407,966	$250,548	$248,575	$104,297	$(147,634)
Derivatives (notional value) (2)	900,275	253,817	334,767	825,878	1,752,086
Unrealized gain (loss) on derivatives portfolio (2)	32,759	413	1,577	348	5,864
Common stock prices (daily close): High	38.48	37.01	37.88	38.25	30.44
Low	33.57	34.25	31.42	27.38	24.06
End of period	36.45	36.70	35.17	37.31	30.13
Weighted average shares - Basic	454,346,907	451,712,342	452,634,896	448,630,759	451,578,894
Diluted	460,387,879	457,879,467	459,429,071	454,825,664	456,725,224
End of period shares outstanding	452,984,331	456,031,476	453,380,066	453,307,379	449,661,955
End of period banking offices	1,094	1,095	1,096	1,091	1,060

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	(1)	BB&T had approximately 20,700 full-time equivalent employees at September 30, 2001.
	(2)	Consists only of interest rate caps, swaps, floors & collars.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	9/30/01	6/30/01	3/31/01	12/31/00	9/30/00

INCOME STATEMENTS EXCLUDING
NONRECURRING ITEMS
Interest income - taxable equivalent
Interest & fees on loans & leases	$978,540	$998,845	$1,028,814	$1,042,159	$1,007,129
Interest & dividends on securities	279,121	278,358	285,254	281,596	274,661
Interest on short-term investments	3,522	4,988	6,437	7,425	7,348
Total interest income - taxable equivalent	1,261,183	1,282,191	1,320,505	1,331,180	1,289,138
Interest expense
Interest on deposits	382,222	422,901	448,632	458,320	445,852
Interest on short-term borrowed funds	55,507	58,322	88,829	111,242	95,463
Interest on long-term debt	154,110	152,362	148,684	133,029	132,549
Total interest expense	591,839	633,585	686,145	702,591	673,864
Net interest income - taxable equivalent	669,344	648,606	634,360	628,589	615,274
Less: Taxable equivalent adjustment	45,572	53,404	48,951	53,971	29,177
Net interest income	623,772	595,202	585,409	574,618	586,097
Provision for loan & lease losses	45,500	44,298	33,170	37,513	26,514
Net interest income after provision for
loan & lease losses	578,272	550,904	552,239	537,105	559,583
Noninterest income
Service charges on deposits	88,383	88,054	79,518	77,933	75,978
Mortgage banking income	51,840	51,102	41,007	26,940	24,620
Investment banking & brokerage fees & commissions	43,569	42,585	43,350	39,013	36,877
Trust revenue	22,931	23,929	25,076	18,831	21,246
Agency insurance commissions	44,179	45,049	41,953	39,528	38,757
Other insurance commissions	3,089	3,549	2,840	3,938	3,987
Other nondeposit fees & commissions	48,353	48,156	45,070	47,487	42,697
Securities gains (losses), net	3,786	3,576	3,632	5,247	586
Other income	30,166	27,536	23,530	21,264	26,435
Total noninterest income	336,296	333,536	305,976	280,181	271,183
Noninterest expense
Personnel expense	282,180	282,487	274,324	255,022	252,428
Occupancy & equipment expense	79,700	75,442	75,510	70,355	71,722
Foreclosed property expense	(192)	500	382	2,151	893
Amortization of intangibles	18,529	18,404	17,906	16,570	15,942
Other noninterest expense	134,816	132,902	116,570	115,985	122,564
Total noninterest expense	515,033	509,735	484,692	460,083	463,549
Income before income taxes	399,535	374,705	373,523	357,203	367,217
Provision for income taxes	116,020	107,278	112,078	107,644	119,043
Net income	$283,515	$267,427	$261,445	$249,559	$248,174

PER SHARE DATA EXCLUDING
NONRECURRING ITEMS
Basic earnings	$.62	$.59	$.58	$.56	$.55
Diluted earnings	.62	.58	.57	.55	.54
Dividends paid on common shares	.26	.23	.23	.23	.23
Book value per common share	$13.18	$12.84	$12.41	$11.96	$11.03

RATIOS EXCLUDING
NONRECURRING ITEMS
Return on average assets	1.62%	1.58%	1.58%	1.55%	1.58%
Return on average equity	19.05	18.95	19.32	19.54	19.62
Return on average realized equity (3)	20.00	19.75	19.91	19.17	18.80
Net yield on earning assets (taxable equivalent)	4.19	4.16	4.14	4.23	4.22
Efficiency (taxable equivalent) (1)	51.4	52.0	51.7	50.7	52.2
Noninterest income as a percentage of
total income (taxable equivalent) (1)	33.2	33.7	32.3	30.4	30.5
Equity as a percentage of total assets
end of period	8.5	8.5	8.3	8.1	7.8
Average earning assets as a percentage of
average total assets	91.4	91.7	91.9	92.9	93.0
Average loans & leases as a percentage of
average deposits	105.8	104.1	105.1	103.0	101.0

CASH BASIS PERFORMANCE (2)
Cash basis earnings excluding nonrecurring items	$300,643	$285,243	$278,753	$265,709	$263,543
Diluted cash basis earnings per share	.65	.62	.61	.58	.58
Return on average tangible assets	1.73%	1.72%	1.71%	1.67%	1.70%
Return on average tangible equity	23.57	24.00	24.22	24.38	24.36
Return on average realized tangible equity (3)	24.94	24.92	25.09	23.85	23.18
Efficiency ratio (taxable equivalent) (1)	49.6	50.2	49.8	48.9	50.4

NOTES:		Applicable ratios are annualized.
	(1)	Excludes securities gains (losses), foreclosed property expense and nonrecurring items for all periods.
	(2)	Cash basis operating results exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital. Cash basis performance ratios exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balances of nonqualifying intangibles from assets and equity.
	(3)	Excludes unrealized gains (losses) resulting from changes in market values of securities available for sale.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in thousands)	9/30/01	6/30/01	3/31/01	12/31/00	9/30/00

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$16,679,755	$15,370,474	$15,244,516	$15,231,123	$14,527,160
Securities held to maturity	38,379	308,846	438,199	622,102	638,760
Trading securities	116,523	120,381	187,218	96,719	132,543
Total securities	16,834,657	15,799,701	15,869,933	15,949,944	15,298,463
Commercial loans & leases	25,532,901	25,102,074	24,587,877	23,986,611	22,499,933
Consumer loans	11,278,277	11,228,486	11,124,471	11,181,338	10,992,847
Revolving credit loans	908,868	892,969	860,396	863,089	813,094
Mortgage loans	9,429,390	9,803,743	9,588,919	8,796,037	8,598,210
Total loans & leases	47,149,436	47,027,272	46,161,663	44,827,075	42,904,084
Allowance for loan & lease losses	634,552	610,171	601,788	578,107	559,455
Other earning assets	370,912	506,263	532,472	391,343	457,997
Total earning assets	63,685,851	62,923,591	62,153,135	60,986,973	58,890,723
Total assets	70,309,046	68,811,370	67,859,827	66,552,823	63,808,683
Noninterest-bearing deposits	6,356,051	6,419,145	6,096,581	6,178,233	5,938,470
Savings & interest checking	3,094,104	3,263,459	3,295,178	3,397,973	3,560,987
Money rate savings	13,156,255	12,768,711	12,481,532	11,853,614	10,891,016
CD's and other time deposits	22,607,819	22,499,458	22,056,193	22,447,499	21,427,330
Total deposits	45,214,229	44,950,773	43,929,484	43,877,319	41,817,803
Short-term borrowed funds	5,923,442	5,704,614	6,001,435	7,309,978	7,022,471
Long-term debt	11,408,329	10,864,249	10,912,235	8,646,018	8,675,769
Total interest-bearing liabilities	56,189,949	55,100,491	54,746,573	53,655,082	51,577,573
Total shareholders' equity	5,969,828	5,855,699	5,624,614	5,419,809	4,959,479
Goodwill	792,689	804,916	797,494	770,617	699,147
Core deposit & other intangibles	42,950	41,721	43,030	40,217	41,622
Total intangibles	835,639	846,637	840,524	810,834	740,769
Mortgage servicing rights	340,746	295,527	237,978	239,251	219,059
Negative goodwill	$10,465	$11,143	$12,704	$14,264	$15,825

Average balances
Securities, at amortized cost	$16,015,659	$15,542,138	$15,742,675	$15,482,384	$15,341,496
Commercial loans & leases	25,367,850	24,924,004	24,498,848	23,060,161	22,455,779
Consumer loans	11,246,411	11,101,875	11,032,093	10,888,102	10,734,534
Revolving credit loans	896,751	871,722	852,910	801,732	762,275
Mortgage loans	9,677,370	9,517,819	8,919,162	8,722,717	8,475,620
Total loans & leases	47,188,382	46,415,420	45,303,013	43,472,712	42,428,208
Other earning assets	451,010	451,487	479,490	394,260	413,661
Total earning assets	63,655,051	62,409,045	61,525,178	59,349,356	58,183,365
Total assets	69,607,180	68,086,413	66,973,065	63,917,592	62,558,010
Noninterest-bearing deposits	6,319,729	6,117,192	5,817,401	5,855,202	5,963,751
Savings & interest checking	3,334,252	3,424,045	3,510,401	3,550,529	3,746,810
Money rate savings	12,725,908	12,420,119	11,804,638	11,171,283	10,485,816
CD's and other time deposits	22,238,104	22,629,282	21,955,426	21,648,786	21,805,459
Total deposits	44,617,993	44,590,638	43,087,866	42,225,800	42,001,836
Short-term borrowed funds	6,418,925	5,595,541	6,667,405	7,050,743	6,105,917
Long-term debt	11,128,696	10,877,563	10,363,829	8,595,844	8,546,973
Total interest-bearing liabilities	55,845,885	54,946,550	54,301,699	52,017,185	50,690,975
Total shareholders' equity	$5,903,303	$5,659,565	$5,487,154	$5,081,679	$5,031,614

RISK-BASED CAPITAL *
Risk-based capital:
Tier 1	$4,829,647	$4,828,028	$4,628,313	$4,591,023	$4,422,933
Total	6,612,821	5,950,114	5,860,999	5,800,668	5,614,655
Risk-weighted assets	50,087,321	49,587,717	48,396,432	47,391,701	45,318,306
Average quarterly tangible assets	68,406,155	67,464,682	65,781,373	63,125,936	61,858,568
Risk-based capital ratios:
Tier 1	9.6%	9.7%	9.6%	9.7%	9.8%
Total	13.2	12.0	12.1	12.2	12.4
Leverage capital ratio	7.1	7.2	7.0	7.3	7.1

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	*	Current quarter information is estimated.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in thousands)	9/30/01		6/30/01		3/31/01		12/31/00		9/30/00

ASSET QUALITY ANALYSIS
Allowance For Loan & Lease Losses
Beginning balance	$610,171		$601,788		$578,107		$559,455		$542,305
Allowance for acquired loans	--		9,470		10,566		12,934		--
Provision for loan & lease losses	68,500		48,798		42,020		47,958		40,714
Charge-offs	(54,885)		(59,750)		(40,512)		(53,736)		(31,483)
Recoveries	10,766		9,865		11,607		11,496		7,919

Net charge-offs	(44,119)		(49,885)		(28,905)		(42,240)		(23,564)

Ending balance	$634,552		$610,171		$601,788		$578,107		$559,455

Nonperforming Assets
Nonaccrual loans & leases	$266,384		$244,711		$203,710		$180,638		$150,046
Foreclosed real estate	34,601		27,725		41,132		37,966		32,403
Other foreclosed property	17,733		20,494		22,946		17,233		16,347
Restructured loans	183		521		2,574		492		445

Nonperforming assets	$318,901		$293,451		$270,362		$236,329		$199,241

Loans 90 days or more past due
& still accruing	$93,968		$84,399		$83,001		$81,629		$84,220
Loans 90 days or more past due & still accruing
as a percentage of total loans and leases	.20%		.18%		.18%		.18%		.20%

Asset Quality Ratios
Nonaccrual and restructured loans & leases
as a percentage of total loans & leases	.57%		.52%		.45%		.40%		.35%
Nonperforming assets as a percentage of:
Total assets	.45		.43		.40		.36		.31
Loans & leases plus
foreclosed property	.68		.62		.58		.53		.46
Net charge-offs as a percentage of
average loans & leases	.37		.43		.26		.39		.22
Net charge-offs excluding specialized
lending as a percentage of average
loans & leases (1)	.30		.37		.20		.33		.19
Allowance for loan & lease losses as
a percentage of loans & leases	1.35		1.30		1.30		1.29		1.30
Ratio of allowance for loan & lease losses to:
Net charge-offs	3.63	x	3.05	x	5.13	x	3.44	x	5.97	x
Nonaccrual and restructured loans & leases	2.38		2.49		2.92		3.19		3.72

	As of / for the Nine Months Ended				Increase (Decrease)
	9/30/01		9/30/00		$	%

Allowance For Loan & Lease Losses
Beginning balance	$578,107		$529,236		$48,871	9.2%
Allowance for acquired loans	20,036		1,377		18,659	NM
Provision for loan & lease losses	159,318		99,229		60,089	60.6
Charge-offs	(155,147)		(96,779)		(58,368)	(60.3)
Recoveries	32,238		26,392		5,846	22.2

Net charge-offs	(122,909)		(70,387)		(52,522)	(74.6)

Ending balance	$634,552		$559,455		$75,097	13.4

Asset Quality Ratios
Net charge-offs as a percentage of
average loans & leases	.35%		.23%
Ratio of allowance for loan & lease losses to
net charge-offs	3.86	x	5.95	x

	For the Quarter Ended
	9/30/01	6/30/01	3/31/01	12/31/00	9/30/00

ANNUALIZED INTEREST YIELDS / RATES (2)
Interest income:
Securities & other	6.86%	7.09%	7.20%	7.28%	7.16%
Loans & leases	8.24	8.63	9.19	9.55	9.45

Total earning assets	7.88	8.23	8.66	8.94	8.83

Interest expense:
Interest-bearing deposits	3.96	4.41	4.88	5.01	4.92
Short-term borrowed funds	3.43	4.18	5.40	6.28	6.22
Long-term debt	5.50	5.62	5.80	6.17	6.18

Total interest-bearing liabilities	4.21	4.62	5.12	5.38	5.29

Net yield on earning assets	4.19%	4.16%	4.14%	4.23%	4.22%

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	(1)	Excludes net charge-offs and average loans from BB&T's consumer finance subsidiaries.
	(2)	Excludes nonrecurring items. Fully taxable equivalent yields. Securities yields calculated based on amortized cost.
	NM -	not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands)	9/30/01	9/30/00	$	%

SELECTED BALANCES EXCLUDING PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans & leases	$24,990,679	$22,477,564	$2,513,115	11.2%
Consumer loans	11,165,905	10,758,340	407,565	3.8
Revolving credit loans	874,422	741,413	133,009	17.9
Mortgage loans (2)	10,821,467	9,251,109	1,570,358	17.0
Total loans & leases	47,852,473	43,228,426	4,624,047	10.7
Noninterest-bearing deposits (3)	6,313,102	6,131,605	181,497	3.0
Interest-bearing transaction accounts	15,814,066	14,644,711	1,169,355	8.0
CD's and other time deposits	22,521,124	21,840,542	680,582	3.1
Total deposits	$44,648,292	$42,616,858	$2,031,434	4.8%

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands)	9/30/01	9/30/00	$	%

SELECTED RECURRING INCOME STATEMENT ITEMS
EXCLUDING PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	$1,911,420	$1,819,775	$91,645	5.0%

Noninterest income
Service charges on deposits	$251,093	$214,559	$36,534	17.0
Mortgage banking income	128,780	77,639	51,141	65.9
Investment banking & brokerage fees & commissions	125,442	124,467	975	0.8
Trust revenue	71,352	61,208	10,144	16.6
Agency insurance commissions	110,121	107,156	2,965	2.8
Other insurance commissions	9,375	11,432	(2,057)	(18.0)
Other nondeposit fees & commissions	140,924	119,051	21,873	18.4
Securities gains (losses), net	10,992	545	10,447	NM
Other income	80,619	74,616	6,003	8.0
Total noninterest income	928,698	790,673	138,025	17.5
Noninterest expense
Personnel expense	803,639	760,753	42,886	5.6
Occupancy & equipment expense	223,441	212,038	11,403	5.4
Other noninterest expense	413,028	425,095	(12,067)	(2.8)
Total noninterest expense	$1,440,108	$1,397,886	$42,222	3.0%

NOTES:	(1)	Amounts adjusted to exclude growth that resulted from the timing of acquisitions purchased during 2001 and 2000.
	(2)	Excludes the impact of mortgage loan securitization programs in both 2001 and 2000.
	(3)	Excludes the impact of the outsourcing of official checks in both 2001 and 2000.
	NM -	not meaningful.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       October 11 , 2001